Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Third Quarter 2023 Financial Results
____________
LOS ANGELES (November 1, 2023)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants, today announced financial results for the third quarter 2023.

"Our leasing activity accelerated once again in the third quarter and while the timeline for tenant decision making remains extended, we've seen a continued uptick in tours and inquiries at our assets into the fourth quarter as return-to-office mandates expand," stated Victor Coleman, Chairman and CEO. "While the actors strike continues, we were pleased to see the writers strike resolved, and are ready to help our studio tenants efficiently ramp their production efforts utilizing our growing full-service platform. We also remain vigilant in controlling expenses and continue to focus on deleveraging and further fortifying our balance sheet while proactively managing our debt maturities. We believe our emphasis on ‘leasing and more leasing’ will allow our evolving portfolio to drive improved performance as we move into next year and beyond."

Financial Results Compared to Third Quarter 2022
•Total revenue of $231.4 million compared to $260.4 million, primarily due to the sales of 6922 Hollywood, Skyway Landing and Northview Center, previously communicated tenant move-outs at Skyport Plaza and 10900-10950 Washington, as well as a reduction in studio service and other revenue due to the related union strikes
•Net loss attributable to common stockholders of $37.6 million, or $0.27 per diluted share, compared to net loss of $17.3 million, or $0.12 per diluted share, due to the aforementioned asset sales and tenant move-outs, higher operating expenses associated with the Quixote acquisition and higher interest expense
•FFO, excluding specified items, of $26.1 million, or $0.18 per diluted share, compared to $74.1 million, or $0.52 per diluted share. There were no specified items for the third quarter 2023. Prior year specified items consisted of transaction-related expenses of $9.3 million, or $0.07 per diluted share, and prior-period property tax expense of $0.4 million, or $0.00 per diluted share
•FFO of $26.1 million, or $0.18 per diluted share, compared to $64.4 million, or $0.45 per diluted share
•AFFO of $28.1 million, or $0.20 per diluted share, compared to $55.8 million, or $0.39 per diluted share
•Same-store cash NOI of $126.7 million, up 0.4% compared to $126.2 million, mostly attributable to significant office lease commencements at One Westside and Harlow, which drove same-store office NOI growth of 3.5%
Leasing
•Executed 53 new and renewal leases totaling 519,167 square feet, including significant tenant renewals:
◦140,000-square-foot renewal at Met Park North
◦75,000-square-foot renewal of Bank of Montreal (BMO) at Bentall Centre
◦50,000-square-foot renewal of Poshmark at Towers at Shore Center
•GAAP and cash rents increased 9.4% and 8.7%, respectively, from prior levels, primarily due to the strength of leasing in the Seattle and Vancouver markets

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•In-service office portfolio ended the quarter at 81.3% occupied and 83.1% leased, with the decrease primarily attributable to known-vacate Block's 469,000-square-foot lease expiration at 1455 Market, as well as the sales of 3401 Exposition and 604 Arizona
•On average over the trailing 12 months, the in-service studio portfolio was 83.5% leased, and the related 35 stages were 89.9% leased, with the sequential change attributable to a single tenant vacating 6 stages at Sunset Las Palmas due to the strike
Transactions
•Sold 3401 Exposition office property in Los Angeles, California for $40.0 million before closing adjustments
•Sold 604 Arizona office property in Santa Monica, California for $32.5 million before closing adjustments
•Entered into a joint venture with Vornado and Blackstone to own the leasehold interest for Pier 94 in Manhattan, New York, and develop and operate a 6-stage, 232,000-square-foot purpose-built Sunset Studios facility, representing an expected $38.5 million total capital requirement for Hudson Pacific
Development
•Commenced construction on Sunset Pier 94 Studios with delivery anticipated by year-end 2025
Balance Sheet as of September 30, 2023
•$555.0 million of total liquidity comprised of $75.0 million of unrestricted cash and cash equivalents and $480.0 million of undrawn capacity under the unsecured revolving credit facility
•$90.0 million, $22.3 million and $183.1 million of undrawn capacity under construction loans secured by One Westside/Westside Two, Sunset Glenoaks Studios and Sunset Pier 94 Studios, respectively
•HPP's share of net debt to HPP's share of undepreciated book value was 38.6% with 77.1% of debt fixed or capped and no material maturities until the loan secured by One Westside, which is 100% leased to Google through 2036, matures in December 2024
•Repaid $50.0 million of Series E notes, and applied net proceeds from the sales of 3401 Exposition and 604 Arizona to repay amounts outstanding on the unsecured revolving credit facility
Dividend
•The Company's Board of Directors suspended payment of a quarterly dividend on its common stock and declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share
ESG Leadership
•Subsequent to the quarter, earned top rankings in the 2023 GRESB Real Estate Assessment for sustainability accomplishments, marking the Company's third consecutive year as a Regional Sector Leader in the Office, Americas peer group, and fifth consecutive year earning a Green Star designation as well as the highest 5-star rating
2023 Outlook
Due to continued uncertainty around the duration of the studio-related union strikes, the Company will continue to provide certain assumptions relevant to its full-year 2023 office outlook, but has not reinstated its outlook for 2023 full-year FFO or studio-related assumptions. Current assumptions reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Hudson Pacific Properties, Inc.
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Unaudited, in thousands, except share data

	Full Year 2023
	Assumptions
Metric	Low	High
Growth in office same-store cash NOI(1)(2)	1.00%	2.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$13,500	$23,500
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(7,100)	$(9,100)
General and administrative expenses(4)	$(70,000)	$(76,000)
Interest expense(5)	$(212,000)	$(222,000)
Non-real estate depreciation and amortization	$(34,000)	$(36,000)
FFO from unconsolidated joint ventures	$500	$2,500
FFO attributable to non-controlling interests	$(42,000)	$(46,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	143,000,000	144,000,000
(1)Same-store office for the full year 2023 is defined as the 41 office properties owned and included in the Company's stabilized portfolio as of January 1, 2022, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2023.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $22,000 in 2023.
(5)Includes non-cash interest expense, which the Company estimates at $13,000 in 2023.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2023 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's third quarter 2023 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss third quarter 2023 financial results at 9:00 a.m. PT / 12:00 p.m. ET on November 2, 2023. Please dial (833) 470-1428 and enter passcode 214013 to access the call. International callers should dial (404) 975-4839 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation

Hudson Pacific Properties, Inc.
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platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
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Consolidated Balance Sheets
In thousands, except share data

	9/30/23	12/31/22
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,831,914	$8,716,572
Accumulated depreciation and amortization	(1,735,715)	(1,541,271)
Investment in real estate, net	7,096,199	7,175,301
Non-real estate property, plant and equipment, net	115,903	130,289
Cash and cash equivalents	75,040	255,761
Restricted cash	19,054	29,970
Accounts receivable, net	19,330	16,820
Straight-line rent receivables, net	290,938	279,910
Deferred leasing costs and intangible assets, net	359,870	393,842
Operating lease right-of-use assets	391,177	401,051
Prepaid expenses and other assets, net	119,494	98,837
Investment in unconsolidated real estate entities	236,248	180,572
Goodwill	263,549	263,549
Assets associated with real estate held for sale	—	93,238
TOTAL ASSETS	$8,986,802	$9,319,140

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,417,020	$4,585,862
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	267,426	264,098
Operating lease liabilities	393,773	399,801
Intangible liabilities, net	29,247	34,091
Security deposits, prepaid rent and other	86,980	83,797
Liabilities associated with real estate held for sale	—	665
Total liabilities	5,260,582	5,434,450

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	115,580	125,044

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at September 30, 2023 and December 31, 2022	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 140,937,702 shares and 141,054,478 shares outstanding at September 30, 2023 and December 31, 2022, respectively	1,403	1,409
Additional paid-in capital	2,748,309	2,889,967
Accumulated other comprehensive income (loss)	4,178	(11,272)
Total HPP stockholders' equity	3,178,890	3,305,104
Non-controlling interest—members in consolidated real estate entities	345,058	377,756
Non-controlling interest—units in the operating partnership	76,877	66,971
Total equity	3,600,825	3,749,831
TOTAL LIABILITIES AND EQUITY	$8,986,802	$9,319,140

Hudson Pacific Properties, Inc.
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Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/23	9/30/22	9/30/23	9/30/22
REVENUES
Office
Rental revenues	$199,633	$208,779	$605,776	$626,807
Service and other revenues	3,954	4,712	11,735	14,328
Total office revenues	203,587	213,491	617,511	641,135
Studio
Rental revenues	13,482	15,305	46,109	42,137
Service and other revenues	14,374	31,558	65,254	73,025
Total studio revenues	27,856	46,863	111,363	115,162
Total revenues	231,443	260,354	728,874	756,297
OPERATING EXPENSES
Office operating expenses	80,521	78,340	231,342	230,529
Studio operating expenses	31,655	26,688	103,578	66,357
General and administrative	17,512	19,795	55,177	62,178
Depreciation and amortization	98,580	93,070	294,654	276,701
Total operating expenses	228,268	217,893	684,751	635,765
OTHER INCOME (EXPENSES)
(Loss) income from unconsolidated real estate entities	(759)	(352)	(2,219)	1,731
Fee income	340	911	5,026	3,122
Interest expense	(53,581)	(37,261)	(162,036)	(101,816)
Interest income	800	196	1,407	2,026
Management services reimbursement income—unconsolidated real estate entities	1,015	983	3,138	3,159
Management services expense—unconsolidated real estate entities	(1,015)	(983)	(3,138)	(3,159)
Transaction-related expenses	—	(9,331)	1,344	(10,713)
Unrealized loss on non-real estate investments	(2,265)	(894)	(2,269)	(1,062)
Gain on extinguishment of debt	—	—	10,000	—
Gain (loss) on sale of real estate	16,108	(180)	23,154	(180)
Impairment loss	—	(4,795)	—	(28,548)
Other income	5	1,147	139	1,138
Total other expenses	(39,352)	(50,559)	(125,454)	(134,302)
Loss before income tax benefit (provision)	(36,177)	(8,098)	(81,331)	(13,770)
Income tax benefit (provision)	425	1,306	(715)	2,909
Net loss	(35,752)	(6,792)	(82,046)	(10,861)
Net income attributable to Series A preferred units	(153)	(153)	(459)	(459)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(15,141)	(15,384)
Net income attributable to participating securities	—	(300)	(850)	(894)
Net loss (income) attributable to non-controlling interest in consolidated real estate entities	1,752	(6,256)	375	(21,898)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	931	1,037	2,333	4,433
Net loss attributable to common units in the operating partnership	672	225	1,600	548
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(37,597)	$(17,286)	$(94,188)	$(44,515)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.27)	$(0.12)	$(0.67)	$(0.31)
Net loss attributable to common stockholders—diluted	$(0.27)	$(0.12)	$(0.67)	$(0.31)
Weighted average shares of common stock outstanding—basic	140,938	141,117	140,957	144,678
Weighted average shares of common stock outstanding—diluted	140,938	141,117	140,957	144,678

Hudson Pacific Properties, Inc.
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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/23	9/30/22	9/30/23	9/30/22
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(35,752)	$(6,792)	$(82,046)	$(10,861)
Adjustments:
Depreciation and amortization—consolidated	98,580	93,070	294,654	276,701
Depreciation and amortization—non-real estate assets	(8,300)	(5,541)	(25,524)	(14,458)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,165	1,278	3,623	3,967
(Gain) loss on sale of real estate	(16,108)	180	(23,154)	180
Impairment loss—real estate assets	—	4,795	—	20,048
Unrealized loss on non-real estate investments	2,265	894	2,269	1,062
FFO attributable to non-controlling interests	(10,509)	(18,261)	(37,371)	(56,934)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(15,600)	(15,843)
FFO to common stock/unit holders	26,141	64,423	116,851	203,862
Specified items impacting FFO:
Transaction-related expenses	—	9,331	(1,344)	10,713
Impairment loss—trade name	—	—	—	8,500
Prior period net property tax adjustment—Company’s share	—	366	(1,469)	786
Deferred tax asset valuation allowance	—	—	3,516	—
One-time gain on debt extinguishment	—	—	(10,000)	—
One-time tax impact of gain on debt extinguishment	—	—	2,751	—
FFO (excluding specified items) to common stock/unit holders	$26,141	$74,120	$110,305	$223,861

Weighted average common stock/units outstanding—diluted	143,483	143,158	143,519	147,068
FFO per common stock/unit—diluted	$0.18	$0.45	$0.81	$1.39
FFO (excluding specified items) per common stock/unit—diluted	$0.18	$0.52	$0.77	$1.52

(1) We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2) HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we

Hudson Pacific Properties, Inc.
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exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/23	9/30/22	9/30/23	9/30/22
FFO (excluding specified items)	$26,141	$74,120	$110,305	$223,861
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	2,470	(4,748)	(9,326)	(26,508)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,919	1,457	5,556	3,393
Non-real estate depreciation and amortization	8,300	5,541	25,524	14,458
Non-cash interest expense	3,121	2,478	12,822	7,288
Non-cash compensation expense	5,519	6,494	16,904	17,816
Recurring capital expenditures, tenant improvements and lease commissions	(19,359)	(29,574)	(67,483)	(65,459)
AFFO	$28,111	$55,768	$94,302	$174,849

(1) Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	9/30/23	9/30/22
Net loss	$(35,752)	$(6,792)
Adjustments:
Loss from unconsolidated real estate entities	759	352
Fee income	(340)	(911)
Interest expense	53,581	37,261
Interest income	(800)	(196)
Management services reimbursement income—unconsolidated real estate entities	(1,015)	(983)
Management services expense—unconsolidated real estate entities	1,015	983
Transaction-related expenses	—	9,331
Unrealized loss on non-real estate investment	2,265	894
(Gain) loss on sale of real estate	(16,108)	180
Impairment loss	—	4,795
Other income	(5)	(1,147)
Income tax benefit	(425)	(1,306)
General and administrative	17,512	19,795
Depreciation and amortization	98,580	93,070
NOI	$119,267	$155,326

NOI Detail
Same-store office cash revenues	194,847	186,876
Straight-line rent	(2,872)	6,614
Amortization of above/below-market leases, net	1,495	1,645
Amortization of lease incentive costs	(266)	(330)
Same-store office revenues	193,204	194,805

Same-store studios cash revenues	14,053	21,834
Straight-line rent	316	440
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	14,360	22,265

Same-store revenues	207,564	217,070

Same-store office cash expenses	73,349	69,453
Straight-line rent	376	402
Non-cash compensation expense	35	25
Amortization of above/below-market ground leases, net	676	675
Same-store office expenses	74,436	70,555

Same-store studio cash expenses	8,879	13,080
Non-cash compensation expense	114	70
Same-store studio expenses	8,993	13,150

Same-store expenses	83,429	83,705

Same-store NOI	124,135	133,365
Non-same-store NOI	(4,868)	21,961
NOI	$119,267	$155,326

(1) We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related

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expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.